As filed with the Securities and Exchange Commission on October 25, 2019
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2019

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.
Results of Operations and Financial Condition.

(a)On October 25, 2019, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its third quarter 2019 earnings. A copy of the October 25, 2019 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated October 25, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 25, 2019 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Oppenheimer Holdings Inc.'s Press Release dated October 25, 2019

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2019 Earnings and
Announces Quarterly Dividend

New York, October 25, 2019 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company") today reported net income of $3.9 million or $0.31 basic net income per share for the third quarter of 2019 compared with net income of $5.1 million or $0.38 basic net income per share for the third quarter of 2018. Income before income taxes was $6.5 million for the third quarter of 2019 compared with income before income taxes of $7.2 million for the third quarter of 2018.

Summary Operating Results (Unaudited)
('000s, except per share amounts)
	For the Three Months Ended			For the Nine Months Ended
	9/30/2019	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Revenue	$234,793	$237,814	(1.3)	$737,498	$714,900	3.2
Expenses	228,297	230,660	(1.0)	697,559	685,608	1.7
Income Before Income Taxes	6,496	7,154	(9.2)	39,939	29,292	36.3
Income Taxes	2,547	2,083	22.3	12,421	8,661	43.4
Net Income	$3,949	$5,071	(22.1)	$27,518	$20,631	33.4

Net Income Per Share
Basic	$0.31	$0.38	(18.4)	$2.13	$1.56	36.5
Diluted	$0.29	$0.36	(19.4)	$1.99	$1.47	35.4

	As of			As of
	9/30/2019	9/30/2018	% Change	9/30/2019	12/31/2018	% Change
Book Value Per Share	$44.27	$40.94	8.1	$44.27	$41.81	5.9
Tangible Book Value Per Share (1)	$30.99	$28.13	10.2	$30.99	$28.78	7.7

(1) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

Third Quarter 2019 Highlights

•	Profit margin in Private Client Division of 23.2%

•	Assets under management increased 2.0% to $30.2 billion at September 30, 2019, a record high, when compared to $29.6 billion at September 30, 2018

•	Auction rate securities ("ARS") tender offer resulted in an additional $20 million in liquidity during the third quarter of 2019

•
The Company redeemed $50 million (25%) of its 6.75% Senior Secured Notes due 2022 ("Notes") on August 25, 2019 plus accrued and unpaid interest and incurred $1.9 million in costs associated with paying the associated Call Premium ($1.7 million) and the write-off of debt issuance costs ($0.2 million) during the third quarter of 2019

•	Legal and regulatory costs declined by approximately 73.0% in the third quarter of 2019 compared with the third quarter of 2018

•	Book value per share was $44.27 and tangible book value per share was $30.99 at September 30, 2019, both at record highs

•	The Company purchased 76,657 shares of OPY Class A non-voting common stock under its share purchase program during the third quarter of 2019 for $2.0 million at an average share price of $26.71

•
The Company recorded compensation and related expenses of $3.4 million related to its OARs plan due to the price of its Class A Stock increasing from $27.22 at the end of the second quarter of 2019 to $30.06 at the end of the third quarter of 2019.

During the third quarter of 2019, the major stock indices in the U.S. increased 1.2% extending gains for the year-to-date period ending September 30, 2019 to 18.7%. Volatility returned to the equity markets during the third quarter due to the trade war between the U.S. and China, concerns around the strength of the economy, and potential impeachment proceedings. The markets set new highs in July only to retreat in August amidst increased trade tensions between the U.S. and China. Markets rallied in September around easing trade tensions and the expectations of the Federal Reserve loosening monetary policy. On September 18, 2019, the Fed cut the target range for its benchmark interest rate by 0.25%, the second such decrease during the third quarter of 2019. The 10-year Treasury yield declined 32.5 basis points to end the third quarter of 2019 at 1.68%.

Albert G. Lowenthal, Chairman and CEO commented, "The operating results for the period reflect a modest slowdown in business conditions as well as the impact of lower interest rates on earnings. The transaction-based business was lower again despite an up-tick in volatility. The firm did, however, benefit from the slight increase in share prices and increases in net client assets from the first quarter to the second quarter of 2019, which is reflected in advisory fees earned in the third quarter of 2019. The improvement in security valuations at the end of the third quarter will positively impact advisory fees for the fourth quarter, given the increase of 2.0% in assets under management. Our investment banking business was impacted by fewer lead-managed equity underwriting transactions which led to lower underwriting income compared to that of the prior year period. This was partially offset by higher M&A advisory fees during the period. The decrease in short-term interest rates resulted in lower cash sweep income during the third quarter of 2019. We remain optimistic about the economic environment and the resolution of some of the issues holding back both consumer and business confidence.”

Business Segment Results (Unaudited)
('000s)
	For the Three Months Ended			For the Nine Months Ended
	9/30/2019	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Revenue
Private Client	$152,054	$158,083	(3.8)	$477,509	$468,730	1.9
Asset Management	18,368	17,870	2.8	53,576	53,220	0.7
Capital Markets	64,068	68,130	(6.0)	206,848	197,865	4.5
Corporate/Other	303	(6,269)	*	(435)	(4,915)	91.1
Total	$234,793	$237,814	(1.3)	$737,498	$714,900	3.2

Income (Loss) Before Income Taxes
Private Client	35,251	37,608	(6.3)	121,501	111,283	9.2
Asset Management	4,932	4,127	19.5	12,492	11,803	5.8
Capital Markets	(6,385)	(2,076)	(207.6)	(10,833)	(8,332)	(30.0)
Corporate/Other	(27,302)	(32,505)	16.0	(83,221)	(85,462)	2.6
Total	$6,496	$7,154	(9.2)	$39,939	$29,292	36.3

* Percentage not meaningful

Private Client

Private Client reported revenue of $152.1 million for the third quarter of 2019, 3.8% lower than the third quarter of 2018 due to lower commissions, bank deposit sweep income, and decreases in the cash surrender value of Company-owned life insurance partially offset by higher asset management fees during the third quarter of 2019. Income before income taxes was $35.3 million for the third quarter of 2019, a decrease of 6.3% compared with the third quarter of 2018.

•	Client assets under administration were $87.6 billion at September 30, 2019 compared with $80.1 billion at December 31, 2018, an increase of 9.4%.

•	Financial adviser headcount was 1,043 at the end of the third quarter of 2019, down from 1,078 at the end of the third quarter of 2018.

•	Retail commissions were $46.0 million for the third quarter of 2019, a decrease of 3.4% from the third quarter of 2018.

•
Advisory fee revenue on traditional and alternative managed products was $62.5 million for the third quarter of 2019, an increase of 3.3% from the third quarter of 2018 (see Asset Management below for further information). The increase in advisory fees was due to an increase in assets under management ("AUM") at June 30, 2019 as a result of the increase in the equities markets and net new assets during the second quarter of 2019.

•
Bank deposit sweep income was $28.9 million for the third quarter of 2019, a decrease of 3.9% compared with $30.1 million for the third quarter of 2018 due to lower short-term interest rates and lower client cash balances during the third quarter of 2019.

Asset Management

Asset Management reported revenue of $18.4 million for the third quarter of 2019, 2.8% higher than the third quarter of 2018 due to higher AUM at June 30, 2019, which is the basis for advisory fees earned during the third quarter of 2019, as a result of the increase in the equities markets and net new assets during the second quarter of 2019. Income before income taxes was $4.9 million for the third quarter of 2019, an increase of 19.5% compared with the third quarter of 2018 due to higher AUM at June 30, 2019.

•
Advisory fee revenue on traditional and alternative managed products was $18.4 million for the third quarter of 2019, an increase of 4.5% from the third quarter of 2018 primarily due to higher AUM at June 30, 2019.

◦
Advisory fees are calculated based on the value of client AUM at the end of the prior quarter which totaled $30.2 billion at June 30, 2019 ($28.7 billion at June 30, 2018) and are allocated between the Private Client and Asset Management business segments.

•
AUM increased 2.0% to $30.2 billion at September 30, 2019, a record high, compared with $29.6 billion at September 30, 2018, which is the basis for advisory fee billings for the fourth quarter of 2019. The increase in AUM was comprised of lower asset values of $0.4 billion on existing client holdings and a positive net contribution of assets of $1.0 billion.

Capital Markets

Capital Markets reported revenue of $64.1 million for the third quarter of 2019, 6.0% lower than the third quarter of 2018 primarily due to lower equities underwriting fees partially offset by higher trading income. Loss before income taxes was $6.4 million for the third quarter of 2019 compared with loss before income taxes of $2.1 million for the third quarter of 2018.

•	Institutional equities commissions decreased 0.9% to $22.9 million for the third quarter of 2019 compared with the third quarter of 2018.

•
Advisory fees earned from investment banking activities increased 9.4% to $10.5 million for the third quarter of 2019 compared with $9.6 million for the third quarter of 2018 due to an increase in mergers and acquisitions transactions during the third quarter of 2019.

•
Equities underwriting fees decreased 50.0% to $7.4 million for the third quarter of 2019 compared with $14.8 million for the third quarter of 2018 as the Company participated in fewer lead-managed transactions during the third quarter of 2019.

•	Revenue from taxable fixed income increased to $17.1 million during the third quarter of 2019 from $14.7 million during the third quarter of 2018 due to higher commissions and trading income.

•
Revenue from public finance and municipal trading was virtually flat at $4.8 million during the third quarter of 2019 compared with the third quarter of 2018 as higher trading income was offset by lower commissions and syndicate income during the third quarter of 2019.

Compensation and Related Expenses

Compensation and related expenses totaled $151.3 million during the third quarter of 2019, a decrease of 1.0% compared with the third quarter of 2018. The decrease was due to lower deferred, incentive, and share-based compensation costs partially offset by higher salaries and traders' compensation costs during the third quarter of 2019. As noted above, the Company recorded compensation and related expenses of $3.4 million related to its OARs plan due to the price of its Class A Stock increasing from $27.22 at the end of the second quarter of 2019 to $30.06 at the end of the third quarter of 2019. During the third quarter of 2018, the Company had compensation expenses related to its OARs plan of $4.3 million. Compensation and related expenses as a percentage of revenue was 64.4% during the third quarter of 2019 compared with 64.3% during the third quarter of 2018.

Non-Compensation Expenses

Non-compensation expenses were $77.0 million during the third quarter of 2019, a decrease of 1.0% compared with $77.8 million during the third quarter of 2018 due primarily to lower legal and regulatory costs and interest costs partially offset by higher communications and technology costs and costs associated with the Notes redemption during the third quarter of 2019. The Company incurred $1.9 million in costs associated with paying the Call Premium ($1.7 million) and the write-off of debt issuance costs ($0.2 million) related to the redemption of $50 million (25%) of its Notes during the third quarter of 2019.

Provision for Income Taxes

The effective income tax rate for the third quarter of 2019 was 39.2%, 10.0% higher when compared with 29.2% for the third quarter of 2018 due to losses in foreign jurisdictions without any associated tax benefits. The effective rate reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items.

Balance Sheet and Liquidity

•	At September 30, 2019, total equity was $566.6 million, a record high, compared with $545.3 million at December 31, 2018.

•
At September 30, 2019, book value per share was $44.27 (compared with $41.81 at December 31, 2018) and tangible book value per share was $30.99 (compared with $28.78 at December 31, 2018), both at record highs.

•
The Company's level 3 assets were $nil at September 30, 2019 (compared with $21.8 million at December 31, 2018). The decline in level 3 assets was the result of the Company participating in ARS tender offers in July 2019 and the resulting marking of the remaining ARS positions held by the Company to the relevant tender price.

Dividend Announcement

The Company announced a quarterly dividend in the amount of $0.12 per share effective for the third quarter of 2019 and payable on November 22, 2019 to holders of Class A non-voting and Class B voting common stock of record on November 8, 2019.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 94 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Oppenheimer Holdings Inc.
Consolidated Income Statement (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	9/30/2019	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
REVENUE
Commissions	$78,627	$79,678	(1.3)	$238,932	$245,935	(2.8)
Advisory fees	80,887	78,154	3.5	235,241	232,972	1.0
Investment banking	21,798	28,328	(23.1)	81,847	84,442	(3.1)
Bank deposit sweep income	28,894	30,053	(3.9)	94,692	84,203	12.5
Interest	12,344	13,403	(7.9)	38,621	38,686	(0.2)
Principal transactions, net	7,606	(16)	*	22,089	9,110	142.5
Other	4,637	8,214	(43.5)	26,076	19,552	33.4
Total revenue	234,793	237,814	(1.3)	737,498	714,900	3.2
EXPENSES
Compensation and related expenses	151,284	152,846	(1.0)	467,422	457,821	2.1
Communications and technology	20,872	18,602	12.2	61,457	55,287	11.2
Occupancy and equipment costs	16,010	15,106	6.0	46,856	45,435	3.1
Clearing and exchange fees	5,469	5,378	1.7	16,479	17,254	(4.5)
Interest	11,531	12,915	(10.7)	37,709	32,787	15.0
Other	23,131	25,813	(10.4)	67,636	77,024	(12.2)
Total expenses	228,297	230,660	(1.0)	697,559	685,608	1.7
Income before income taxes	6,496	7,154	(9.2)	39,939	29,292	36.3
Income taxes	2,547	2,083	22.3	12,421	8,661	43.4
Net income	$3,949	$5,071	(22.1)	$27,518	$20,631	33.4

Net income per share
Basic	$0.31	$0.38	(18.4)	$2.13	$1.56	36.5
Diluted	$0.29	$0.36	(19.4)	$1.99	$1.47	35.4

Weighted average number of common shares outstanding
Basic	12,825,944	13,269,024	(3.3)	12,940,129	13,252,596	(2.4)
Diluted	13,832,994	14,140,263	(2.2)	13,846,139	14,043,326	(1.4)

* Percentage not meaningful